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                                                                      EXHIBIT 16


                   [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


August 6, 1998


Ladies and Gentlemen:

We have read Item 4 of Frank's Nursery & Craft's Inc. Form 8-K dated August 6, 1998 and are in agreement with the statements regarding PricewaterhouseCoopers LLP.

Yours very truly,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP